Exhibit 4.137

Loan Agreement

This Agreement is concluded and signed on July 11, 2018 in Beijing, China by and among:

Lender: Fortune Software (Beijing) Co., Ltd.

Registered address: Suite 07, 7/F, Building 2, 26, 28 and 30 Xuanwumenwai Street, Xicheng District, Beijing

Borrower A: Lin Yang

Address: 9/F, Tower C, International Enterprise Building, 35 Finance Street, Xicheng District, Beijing

ID No.: 371100197603010016

Borrower B: Ying Zhu

Address: 17/F, Building A, Fuzhuo Tower, 28 Xuanwumenwai Street, Xicheng District, Beijing

ID No.: 420103198502153728

(Borrower A and Borrower B are hereinafter referred to as the “Borrowers”)

Whereas:

(1) The Borrowers intend to acquire Shenzhen Newrand Securities Advisory and Investment Co., Ltd. (hereinafter referred to as the “Company”), the registered capital of which is RMB40,000,000; Borrower A intends to hold 70% shares of such Company and Borrower B intends to hold 30% shares of such Company.

(2) The Borrowers wish to get a loan from the Lender to be used as the capital contribution to the Company;

(3) The Lender agrees to provide the aforesaid loan to the Borrowers.

The Parties, in the principles of sincere cooperation, equality & mutual benefit and joint development, make and enter into an agreement as follows through friendly consultation:

Article 1 Loan

1.1 The Lender agrees to provide loans to the Borrowers in the following amount: The Lender provides a loan of RMB39,302,092.16 to Borrower A and a loan of RMB16,843,753.78 to Borrower B.

1.2 The term of the afore-said loans provided by the Lender to the Borrowers is 10 years. Such term may be extended upon a consensus reached by the Parties through consultation.

1.3 Notwithstanding the foregoing, under the following circumstances, the Borrowers shall repay the loans hereunder to the Lender, whether this Agreement has expired or not:

(1) The Borrowers lose the capacity for civil conduct or are restricted in the capacity for civil conduct;

(2) The Borrowers commit a crime or are involved in a criminal offence; or

(3) The Borrowers or their designated persons may lawfully purchase the equities of the Company at the request of the Lender.

1.4 Upon the satisfaction of all conditions precedent set forth in Article 2, the Lender shall, within seven (7) days after receiving the written loan-granting request of the Borrowers, remit the aforesaid loans to the bank accounts designated by the Borrowers. The Borrowers shall send a written confirmation on the receipt of the loans to the Lender within one (1) day after receiving the aforesaid loans.

1.5 The Borrowers shall only use the aforesaid loans to subscribe for the registered capital of the Company. Without the consent of the Lender, the Borrowers shall not use the aforesaid loans for other purposes or pledge to a third person any rights and interests in the Company obtained by using the loans.

1.6 The Borrowers, to the extent permitted by applicable laws of People’s Republic of China, shall repay the aforesaid loans only by transferring to the Lender or the person designated by the Lender all equities in the Company obtained by using the loans.

1.7 The Lender and the Borrowers hereby agree and confirm that, to the extent permitted by laws of China, the Lender shall have the right but assumes no obligation to purchase or arrange its designated person to purchase from the Borrowers, at the price equal to the loan amount, all the equities obtained by the Borrowers in the Company by using the aforesaid loans. If the Lender or its designated person only purchases part of the equities of the Company, the price shall be adjusted proportionately.

1.8 When the Borrowers transfer to the Lender or the person designated by it the equities in the Company obtained by using the aforesaid loans, (1) if the actual transfer price is not higher than the loan amount hereunder, the loans hereunder shall be deemed as free of interest; (2) if the actual transfer price is higher than the loan amount hereunder, the loans hereunder shall be deemed interest-bearing, and the exceeding part of the actual transfer price shall be the interest of the loans hereunder.

Article 2 Conditions Precedent

The Lender shall issue the loans to the Borrowers only if all the following conditions precedent are satisfied:

2.1 According to Article 1.4 hereof, the Lender has received the loan-granting request sent by the Borrowers.

2.2 The Borrowers and the Lender have signed the equity pledge contract satisfactory to the Lender.

2.3 The Borrowers and the Lender have signed the purchase option & cooperation agreement satisfactory to the Lender.

2.4 The aforesaid equity pledge contract and purchase option & cooperation agreement have become and remain effective, the parties to the contract or agreement have not materially breached any terms and conditions of the aforesaid contract or agreement, and all government approvals, consents, authorizations and registrations required by such contract or agreement have been obtained or completed.

2.5 The representations and warranties in Article 3 hereof remain true and accurate on the date when the Lender receives the loan-granting request and on the date of loan issuance.

2.6 The Borrowers have not materially breached any terms and conditions hereof.

Article 3 Representations and Warranties

3.1 The Lender hereby represents and warrants to the Borrowers that:

(1) The Lender is a company duly established and validly existing under the laws of the People’s Republic of China;

(2) The Lender has all necessary rights, power and authority to execute this Agreement and perform all obligations and responsibilities hereunder;

(3) The execution or performance hereof does not breach any significant contract or agreement to which the Lender is a party or by which the Lender or any of its assets is bound upon.

(4) This Agreement will constitute legal, effective and binding obligations on the Lender, and such obligations shall be enforceable after the signing of the Agreement.

3.2 The Borrowers hereby represent and warrant to the Lender that:

(1) The Borrowers have all necessary rights, power and authority to execute this Agreement and perform all obligations and responsibilities hereunder;

(2) The execution or performance hereof does not breach any significant contract or agreement to which the Borrowers are the parties or by which the Borrowers or any of their assets are bound upon.

(3) This Agreement will constitute legal, effective and binding obligations on the Borrowers, and such obligations shall be enforceable after the signing of the Agreement.

(4) There are no judicial proceedings or administrative proceedings against the Borrowers.

Article 4 Confidentiality

Without the prior consent of the Parties, any Party shall maintain the confidentiality of the contents hereof and shall not disclose the contents of this Agreement to any other persons or publish any contents, provided that the provisions of this Article will not prohibit (i) any disclosure made pursuant to applicable laws or the rules of any stock exchange; (ii) any disclosure of any information that is publicly known through no default of the disclosing party; or (iii) any disclosure made by either Party to its shareholders, legal counsels, accountants, financial adviser, or other professional consultants of such Party; or (iv) disclosure made to the potential buyers, other investors or the providers of debt or equity financing, provided that the receiving party shall make appropriate confidentiality undertakings (where the transferring party is not the Lender, the consent of the Lender shall be obtained).

Article 5 Governing Law and Liabilities for Breach of Contract

5.1 The execution, validity, interpretation, and performance of this Agreement and the resolution of dispute in connection herewith shall be governed by the laws of the People’s Republic of China.

5.2 If either Party hereto breaches the provisions hereof, fails to fully perform under this Agreement, makes any false representations and warranties herein, or makes any material concealment or major omission of fact, or fails to perform the warranties made by such Party, such Party shall constitute a breach of contract, and shall assume corresponding liabilities for such breach of contract.

Article 6 Dispute Resolution

6.1 Any dispute arising out of the performance hereof shall be resolved through friendly consultation by the disputing Parties. In the event that the consultation fails, the Parties may institute arbitration proceedings;

6.2 The dispute shall be submitted to the China International Economic and Trade Arbitration Commission, Beijing Arbitration Center, for arbitration in Beijing according to its then effective arbitration procedures.

6.3 The award of the arbitration commission shall be final and binding on the Parties hereto. The arbitration cost (including but not limited to the arbitration fee and attorney’s fee) shall be borne by the losing Party, unless otherwise specified in the arbitration award.

Article 7 Miscellaneous

7.1 This Agreement shall become effective immediately after being signed by the Parties.

7.2 Upon the effectiveness of this Agreement, the Parties shall faithfully perform under this Agreement. No amendment hereto shall be binding upon a Party unless it is agreed upon in writing by consensus through consultation.

7.3 The original of this Agreement is made in triplicate, with each Party holding one copy.

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Lender: Fortune Software (Beijing) Co., Ltd.

Company seal:

Authorized representative (signature):

Borrower A: Lin Yang

(Signature):

Borrower B: Ying Zhu

(Signature):